                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement") is dated as of February 6, 2004 by and between Indus International, Inc., a Delaware corporation located at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339 (the "Company"), and each of the various purchasers (each, a "Purchaser", and collectively, the "Purchasers") identified on, and a party to, an executed copy of the Subscription Agreement to which this Agreement is an Exhibit (the "Subscription Agreement").


                                    SECTION 1

                              SALE OF COMMON STOCK

         Subject to the terms and conditions hereof, the Company has offered, and will issue and sell (the "Offering") to the Purchasers, and the Purchasers will, severally and not jointly, buy from the Company a total of up to 5,000,000 shares of the common stock, $0.001 par value per share, of the Company (the "Common Stock") for the purchase price of $3.10 per share, with each Purchaser, severally and not jointly, purchasing the number of shares of Common Stock for the aggregate cash purchase price indicated in such Purchaser's Subscription Agreement. The shares of Common Stock to be issued and sold by the Company and purchased by the Purchasers pursuant to this Agreement are herein referred to as the "Shares." This Agreement and each Purchaser's obligation hereunder are not conditioned on the sale of any minimum number of Shares.

         The Shares will be offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D thereunder. The Company has prepared and delivered to each Purchaser copies of a Confidential Private Placement Memorandum, dated as of the date hereof (as it may be amended or supplemented, and including the exhibits and/or schedules thereto and the information incorporated therein by reference, the "Offering Document").

         The Purchasers of Shares (and any subsequent permitted transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the date hereof (as attached to the Subscription Agreement as Exhibit B, the "Registration Rights Agreement"), by and among the Company and the Purchasers. Pursuant to the Registration Rights Agreement, the Company will file with the Securities and Exchange Commission (the "SEC" or the "Commission") as soon as practicable after the closing of the Purchasers' commitment (the "Closing"), and in no event later than 30 days thereafter, a shelf registration statement on Form S-3 pursuant to SEC Rule 415 (the "Registration Statement") under the Securities Act relating to the resale of the Shares by the Purchasers. The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable and within 90 days after the Closing or, in the event of a review of the Registration Statement by the Commission, within 120 days after the Closing and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective from the date such Registration Statement becomes effective until the earlier of (i) the date on which all of the Shares have been resold under the Registration Statement and (ii) the date on which all of the Shares may be traded by the Purchasers without restriction under the federal securities laws (the "Effectiveness Period"). Should the Registration Statement not be declared effective within 90 days after the Closing, or in the event of a review by the Commission, within 120 days after the Closing, or should its effectiveness lapse prior to the end of the Effectiveness Period, then the Company shall pay to each Purchaser certain liquidated damages, as set forth in the Registration Rights Agreement.




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

                                    SECTION 2

                           FUNDING; CLOSING; DELIVERY

         2.1. FUNDING. The Closing and the Purchasers' delivery of funds (the "Funding") to purchase the Shares for which they have subscribed in the Subscription Agreement shall be held at the Atlanta, Georgia offices of Alston & Bird LLP, counsel to the Company, or at such other place upon which the Company and the Purchasers shall agree. At Funding, the Purchasers shall, severally and not jointly, pay the purchase price (as to each Purchaser, the "Purchase Price") for their Shares by wire transfer to an account designated by the Company. The Funding shall occur simultaneously with or immediately after the execution and delivery of this Agreement by the Purchasers and the Company, or on such later date as the Company and the Purchasers may agree.

         2.2. CLOSING AND DELIVERY. At the Closing, or as soon as practicable thereafter, the Company will deliver to each Purchaser, as applicable, a certificate, registered in the name of such Purchaser as shown in the appropriate Subscription Agreement, for the number of Shares to be purchased by such Purchaser.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents, warrants and covenants to the Purchasers and the Placement Agent as follows:

         3.1. ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on it business as now conducted and to own, lease and operate its properties and assets. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its properties and assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The term "Material Adverse Effect" shall mean an event, change or occurrence that individually, or together with any other event, change or occurrence, has a material adverse impact on the Company or the Company's subsidiaries' financial position, business or results of operations, taken as a whole, or on the ability of the Company to execute, deliver and perform its obligations under this Agreement, the Subscription Agreement or the Registration Rights Agreement (collectively, the "Agreements"); provided, however, that the term "Material Adverse Effect" shall not include the impact of (a) changes in laws of general applicability or interpretations thereof by courts or other Governmental Authorities (as defined below); (b) changes in GAAP; (c) changes, conditions or events that are generally applicable to the industry in which the Company operates or the economy in general of the jurisdictions in which the Company operates, including, without limitation, conditions arising from any terrorist attacks or the outbreak of hostilities or war and the general economic, business and political disruptions arising thereafter; (d) changes in prevailing interest rates; (e) changes in the stock price of the Common Stock or
(f) seasonal fluctuations in the Company's performance.

         3.2. CORPORATE POWER. The Company has the corporate power and authority necessary to execute, deliver and perform the Agreements, and at Funding to sell, and at Closing to issue, the Shares as set forth in the Agreements, and to carry out and perform its obligations under the Agreements.

         3.3. SUBSIDIARIES. Each subsidiary of the Company is a corporation that has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify or register would not be reasonably likely to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of all security interests, liens, pledges or negative pledges, charges, encumbrances, mortgages, hypothecations, adverse claims or equities (each, a "Lien").

         3.4. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock (the "Preferred Stock"). As of February 2, 2004, there were 51,995,666 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. No other shares of capital stock are issued and outstanding. As of February 2, 2004, there were options and warrants outstanding issued by the Company to purchase an aggregate of 11,080,074 and 357,469 shares of Common Stock, respectively. All of the outstanding shares of Common Stock and Preferred Stock are, and all of the Shares, when issued, will be, duly authorized, validly issued, fully paid and nonassessable, and all such shares were, and the Shares, will be, issued in material compliance with all applicable federal and state securities laws, including available exemptions therefrom, and none of such issuances were, and the issuance of the Shares will not be, made in violation of any pre-emptive or other rights. Except as set forth above, there are no options, warrants or other rights (including conversion, pre-emptive or other rights) or agreements outstanding to purchase any of the Company's authorized and unissued capital stock.

         3.5. AUTHORIZATION; VALID ISSUANCE. (a) All corporate action on the part of the Company, its officers, directors and stockholders, if any, necessary for the authorization, execution, delivery and performance of the Agreements by the Company, and for the authorization, the sale, issuance and delivery of the Shares has been taken or will be taken prior to the Funding or the Closing, as appropriate. The Agreements have been duly executed and delivered by the Company, and represent legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought (the "Bankruptcy and Equity Exception")). The Board of Directors of the Company (the "Board of Directors") has taken all action necessary to render inapplicable, as such provisions may relate to any Purchaser's purchase of Shares, the provisions of Section 203 of the General Corporation Law of the State of Delaware.

         (b) The Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof and upon payment therefor, be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock, free of preemptive or similar rights.

         (c) Subject to the accuracy of the representations made by the Purchasers in Section 5 hereof, the Shares will be issued to the Purchasers in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act, and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

         3.6. REPORTS AND FINANCIAL STATEMENTS. The Company has delivered, as exhibits to the Offering Document, to the Purchasers prior to the execution of this Agreement a copy of the Company's

Transition Report on Form 10-K for the transition period from January 1, 2003 to March 31, 2003, the Company's Quarterly Reports on Form 10-Q that have been filed for all quarters ended since March 31, 2003, the Company's Current Reports on Form 8-K that were filed on January 23, 2004 and January 28, 2004, the definitive proxy statement for the Company's 2003 annual meeting of stockholders, and will deliver upon request any other Current Reports on Form 8-K filed since March 31, 2003 (as such documents have since the time of their filing been amended or supplemented, and together with all reports, documents and information filed on or after the date first written above through the date of Closing with the SEC, including all information incorporated therein by reference, collectively, the "SEC Reports"). The SEC Reports (a) complied and will comply as to form in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) did not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

         3.7. DISCLOSURES. The Offering Document, including all exhibits thereto, as amended or supplemented, did not and will not, as of the date thereof through the Closing, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has provided to each prospective offeree of the Shares who has requested further information concerning the Company and its subsidiaries such information (to the extent that such information is available or can be acquired and made available to prospective Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law). The Company confirms that neither it nor any of its officers, directors or affiliates (as defined in Rule 501(b) under the Securities Act) ("Affiliates") has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information (other than the existence and terms of the issuance of the Shares as contemplated herein). The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

         3.8. NO INTEGRATION. Neither the Company nor its Affiliates has, directly or through any authorized agent, during the six month period ending on the date of this Agreement, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) in a manner that would cause the offer and sale of the Shares to fail to be entitled to the exemption afforded by Rule 506 of Regulation D, or under Section 4(2) of the Securities Act.

         3.9. NO PUBLIC OFFERING. Neither the Company nor its Affiliates nor any Person (as defined in Section 3.11 below) has engaged, in connection with the offering of the Shares (i) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, (ii) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) in any action which would violate applicable state securities, or "blue sky," laws, or (iv) in any directed selling efforts within the meaning of SEC Regulation S.

         3.10. CONFORMITY OF DESCRIPTIONS. The Shares, when issued, will conform in all material respects to the description of the Company's Common Stock contained in the Company's SEC Reports and other filings with the SEC.

         3.11. NO CONFLICTS. The execution, delivery and performance of the Agreements, the issuance and delivery of the Shares, when issued, by the Company and the consummation by the Company of the transactions contemplated in the Agreements do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to any other individual, partnership, joint stock company, corporation, trust, unincorporated organization, government agency or political subdivision (each of the foregoing, a "Person") any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, license or instrument (whether evidencing a Company debt or otherwise) to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations and the rules and regulations of the principal market, system or exchange on which the Common Stock is traded, quoted or listed), or by which any material assets of the Company or any of its subsidiaries is bound or affected.

         3.12. CONSENTS AND APPROVALS. No notice to, filing with, or consent of any federal, state, county, local, foreign or other governmental, public or regulatory agencies, authorities (including self-regulatory authorities), courts, instrumentalities, commissions, boards or bodies having jurisdiction over the Company and its subsidiaries ("Governmental Authorities") or any third party is necessary for the consummation by the Company or any of its subsidiaries of the transactions contemplated by the Agreements, other than (i) the filing of the Registration Statement with the Commission in accordance with the Registration Rights Agreement, (ii) the application(s) or any letter(s) acceptable to Nasdaq for the listing or quoting of the Shares on Nasdaq (and with any other national securities exchange or automated quotation system or market on which the Common Stock is then traded, listed or quoted), and the notice, if any, required by Nasdaq, (iii) any filings, notices or registrations under applicable state securities laws, (iv) the disclosure requirements of the Exchange Act and the disclosure requirements of Item 701 of SEC Regulation S-K, and (v) the filing of a Form D and a Form 8-K in respect of the sale and issuance of the Shares with the Commission (collectively, the "Required Approvals").

         3.13. PROCEEDINGS. Except as disclosed in the Company's SEC Reports, there is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation (each, a "Proceeding") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets before or by any Governmental Authority or any arbitrator, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreements,
(ii) could reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect, or (iii) if adversely decided, could reasonably be expected to have a material adverse effect on, or delay the issuance of, the Shares or the consummation of the transactions contemplated by the Agreement. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or seeks to delay or prevent the consummation of the transactions contemplated hereunder or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority that is reasonably likely to have a Material Adverse Effect. Except as disclosed in the Company's SEC Reports, no action, suit, proceeding, claim, investigation or inquiry by the Company or any subsidiary is currently pending nor does the Company intend to initiate any action, suit, proceeding, claim, investigation or inquiry, in each case, that if resolved in a manner adverse to the Company, is reasonably likely to have a Material Adverse Effect.

         3.14. NO DEFAULT OR VIOLATION. Except for those that would not, individually or in the aggregate, result in a Material Adverse Effect, none of the Company or any of its subsidiaries is in (i) default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which any of them is a party or by which any of them or their respective assets or properties is bound, or (ii) violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any arbitrator or Governmental Authority applicable to it. None of the Company or any of its subsidiaries is in default under, or in violation of, its certificate of incorporation, bylaws or other organizational documents or in default under or in violation of any of the listing or quotation requirements of Nasdaq (or of any other national securities exchange or automated quotation system or market on which the Common Stock is then traded, listed or quoted) as in effect on the date hereof, and the Company is not aware of any facts which could reasonably lead to de-listing or suspension of trading in the Common Stock by Nasdaq (or any other national securities exchange or automated quotation system or market on which the Common Stock is then traded, listed or quoted) in the foreseeable future. The business of the Company and its subsidiaries is not being conducted in violation of any law, statute, ordinance, rule or regulation of any Governmental Authority, except where such violations have not resulted or are not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect. None of the Company or any of its subsidiaries is in breach of any agreement where such breach, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

         3.15. BROKER'S FEES. The Company has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the Agreements or the transactions contemplated therein, other than fees payable to C.E. Unterberg, Towbin as the placement agent of the Company for the Offering (the "Placement Agent"), and the Company shall indemnify and hold harmless the Purchasers from and against any such claims.

         3.16. LISTING COMPLIANCE. The only securities exchange or automated quotation system or market on which the Common Stock is traded is Nasdaq, and the Company has no other securities listed or traded on any other securities exchange or automated quotation system or market. The Company is in compliance in all material respects with the listing or maintenance requirements of Nasdaq. The approval of the Company's stockholders is not required under the listing or maintenance requirements of Nasdaq for the consummation of the transactions contemplated herein. After giving effect to the transactions contemplated by the Agreements, the Company is and will be in compliance with all such maintenance requirements.

         3.17. INTELLECTUAL PROPERTY RIGHTS. The Company and its subsidiaries own or possess adequate rights or licenses to use material (A) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations;
(G) rights in trade secrets, proprietary information and know-how (collectively with all licenses and other agreements providing the Company or its subsidiaries with the right to use any item of the type referred to in clauses (A) through
(G) (collectively, "Intellectual Property Rights") which are necessary for use in connection with their business as now conducted and as described in the SEC Reports, except for those Intellectual Property

Rights the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company or any of its subsidiaries has knowledge that any of them has infringed on any of the Intellectual Property Rights of any Person and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company or any of its subsidiaries is infringing on any of the Intellectual Property Rights of any Person. Except as disclosed in the SEC Reports, there is no Proceeding that is pending, or to the Company's knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company, of the rights of a third party with respect to any Intellectual Property Rights that, individually or in the aggregate, would have a Material Adverse EFFECT. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

         3.18. REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as disclosed in the Company's SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority which have not been satisfied. Except as disclosed on
Schedule 3.18, no Person, including current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Agreements or to require that the Company include any such securities in the registration of Shares as contemplated herein.

         3.19. FORM S-3 ELIGIBILITY. The Company meets the requirements for use of the SEC's registration statement on Form S-3 under the Securities Act relating to the resale of the Shares by the Purchasers and is eligible for filing and maintaining registration statements on Form S-3 relating to the resale of the Shares by the Purchasers.

         3.20. ABSENCE OF CERTAIN CHANGES. Since the date of the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, Transition Report on Form 10-K, or latest Current Report on Form 8-K, whichever is more recently filed prior to the date of this Agreement, except as disclosed publicly, the Company and its subsidiaries have conducted their business only in the ordinary course of such business consistent with past practice and there has not been (i) any Material Adverse Effect, (ii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its subsidiaries, other than
(a) Commitments in the ordinary course of business and (b) this Agreement, (iii) any action taken which, if taken after the date hereof, would constitute a material breach of any provision or covenant herein, or (iv) any material change in the Company's accounting principles, practices or methods other than as required by concurrent changes in GAAP.

         3.21. BOOKS AND RECORDS. The minute books and other records of the Company and its subsidiaries contain in all material respects accurate records of all Company board, committee and stockholders' meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees thereof of the Company and its subsidiaries and all actions of the directors of the Company's subsidiaries, in each case since March 31, 2003.

         3.22. NO MANIPULATION OF STOCK. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

         3.23. COMPANY NOT AN "INVESTMENT COMPANY." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" within the meaning of the Investment Company Act.

         3.24. LABOR RELATIONS. Neither the Company nor its subsidiaries is party to any collective bargaining agreement covering any individual who performs services as an employee primarily for the Company or any of its subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or any of its subsidiaries, "Employees"), and there are no controversies or unfair labor practice proceedings pending or, to the Company's knowledge, threatened between the Company or any of its subsidiaries and any of their current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company or any of its subsidiaries that would reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To the Company's knowledge, no organizational effort is presently being made or, to the Company's knowledge, threatened by or on behalf of any labor union.

         3.25. EMPLOYEE BENEFITS.

         (a) "Benefit Plans" shall mean (i) all "employee pension benefit plans," as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), established, maintained, or contributed to by the Company or its subsidiaries for the benefit of any employees or agents of the Company or its subsidiaries; (ii) all "employee welfare benefit plans," as defined in section 3(1) of ERISA, established, maintained, or contributed to by the Company or its subsidiaries for the benefit of any employees or agents of the Company or its subsidiaries; and (iii) to the knowledge of the Company, all other material incentive, employment, supplemental retirement, severance, deferred compensation and other employee benefit plans, programs, agreements and arrangements established, maintained, or contributed to by the Company or its subsidiaries for the benefit of any employees or agents of the Company or its subsidiaries, without regard to the coverage of any such plan, program, agreement or arrangement by ERISA or any provision of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Each of the Benefit Plans has been administered in accordance with its terms and any federal, state or local statute, law, ordinance, regulation, order, writ, injunction, directive, judgment or decree applicable to the Company, its subsidiaries, or any of their respective properties, or assets, as the case may be (including, where applicable, ERISA and the Code), except where the failure to so administer such Benefit Plan would not have a Material Adverse Effect.

         (c) Each of the Benefit Plans intended to be "qualified" within the meaning of section 401(a) of the Code has been determined by the United States Internal Revenue Service to be so qualified, except where the failure to so qualify such Benefit Plan would not have a Material Adverse Effect.

         3.26. ENVIRONMENTAL MATTERS.

         (a) The Company and its subsidiaries are in compliance with all applicable Federal, state, and local laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the generation, treatment, storage, transport or handling of Hazardous Materials, except where failure to be in compliance would not have a Material Adverse Effect; and, to the Company's knowledge, there is no Environmental Claim pending or threatened against the Company or its subsidiaries which would have a Material Adverse Effect.

         (b) For the purpose of this Section 3.26, (i) "Environmental Claim" means any claim, action, demand, order, or written notice by or on behalf of, any Governmental Entity or Person alleging potential liability arising out of, based on or resulting from the violation of any Environmental Law or permit;
(ii) "Hazardous Materials" means all substances defined as hazardous substances in the Comprehensive Environmental Response, Compensation and Liability Act; and
(iii) "Release" has the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act.

         3.27. TAXES.

         (a) (i) The Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing; or (iii) any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, in each case as of March 31, 2003, has been accrued or reserved for on the financial statements of the Company in accordance with GAAP, in each case except that any such failure to file or pay Taxes would not result in a Material Adverse Effect.

         (b) For purposes of this Section 3.27, (i) the term "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto and
(ii) the term "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes the Company and any amendments thereof.

         3.28. INSURANCE. All insurance policies carried by the Company or any subsidiary or covering the Company's properties are in full force and effect, and, to the Company's knowledge, no notice of cancellation has been given with respect to any such policy, except where the lapse of such coverage or cancellation of such policy would not reasonably be expected to have a Material Adverse Effect. The insurance coverage provided by such policies is provided by insurers that, to the knowledge of the Company, are solvent and is in such amount and types of coverage which are adequate and customary for the industries in which the Company operates.

         3.29. ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain assets accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except for any controls the absence of which would not result in a Material Adverse Effect.

         3.30 SARBANES-OXLEY. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder.

                                    SECTION 4

                            COVENANTS OF THE COMPANY

         The Company hereby covenants with the Purchasers and the Placement Agent as follows:

         4.1. OFFERING LIMITATIONS. None of the Company or any of its Affiliates or any attorney, accountant, financial adviser or other representative (collectively, "Representatives") will solicit any offer to buy or offer to sell shares of Common Stock or securities convertible into or exchangeable for Common Stock by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) in any manner involving a public offering (within the meaning of Section 4(2) of the Securities Act) prior to the effective date of the Registration Statement.

         4.2. INTEGRATION. None of the Company or any of its Affiliates will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Shares to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         4.3. DISCLOSURES. Subject to Section 8.14, as applicable, the Company, promptly following the Closing will (i) issue a press release announcing the sale of the Shares through the Placement Agent, (ii) file such press release and other appropriate information with the SEC on a Form 8-K, and (iii) include in the filing of its next Form 10-Q or Form 10-K, as applicable, appropriate disclosures relating to the sale of the Shares, including, without limitation, the disclosure required by Item 701 of Regulation S-K. The Company shall not, and shall cause each of its subsidiaries and its and each of their Representatives, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the issuance of the press release described in this Section without the express written consent of such Purchaser.

         4.4. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares in the manner specified in the Offering Document under the caption "Use of Proceeds."

         4.5. COMPLIANCE. Except as disclosed on Schedule 4.5, the Company has complied in all respects with the provisions of those agreements which evidence the rights covered by Section 3.18 regarding any right of first refusal, preemptive right, right of participation, or any similar right of a stockholder or any other third party to participate in the transactions contemplated by the Agreements, including, but not limited to, any notice, consent and waiver requirements. Except as disclosed on Schedule 4.5, the Company has performed the timely notification of all affected Persons and has either (i) solicited and obtained the appropriate consent and waiver from such Person, or (ii) affirmatively received notice of participation in the transactions contemplated by the Agreements from each of the affected Persons. For purposes of the immediately preceding sentence only, the failure of any such affected Person to exercise its rights or participate in the transactions contemplated by the Agreements during any specified exercise or participation period shall be deemed a waiver by the affected Person of such rights.


                                    SECTION 5

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         Each Purchaser, severally and not jointly, hereby represents, warrants and covenants to the Company with respect to the purchase of Shares by such Purchaser as follows:

         5.1. EXPERIENCE. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         5.2. QUALIFIED INSTITUTIONAL BUYER; ACCREDITED INVESTOR. Such Purchaser is a "qualified institutional buyer," as defined in Rule 144A of the Securities Act, or an "accredited investor," as defined in SEC Regulation D promulgated pursuant to the Securities Act (an "Accredited Investor").

         5.3. RULE 144. Such Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered for resale under the Securities Act or unless an exemption from such registration is available. Such Purchaser is aware of the provisions of the SEC's Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the securities, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than one year after a party has purchased and fully paid for the security to be sold, (iv) the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and
(v) the number of securities being sold during any three-month period not exceeding specified limitations.

         5.4. ACCESS TO INFORMATION. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. Such Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects. Further, such Purchaser acknowledges and understands that the fact that the Company is seeking to effect the private placement of the Shares is itself material, non-public information, and disclosure of such information or use of such information by such Purchaser or anyone receiving such information from such Purchaser in connection with the purchase, sale or trade of the Company's securities (other than use by such Purchaser in acquiring the Shares) is a violation of securities laws. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives shall modify, amend or affect such Purchaser's right to rely on the Company's representations, warranties and covenants contained herein or in the other Agreements. Such Purchaser understands that its investment in the Shares involves a high degree of risk.

         5.5 ORGANIZATION; AUTHORIZATION. Such Purchaser is either (i) an individual who hereby certifies that he or she is an Accredited Investor who possesses the legal capacity, understanding and financial ability necessary and appropriate to enter into, and bear the risks of, the transactions contemplated hereby, or (ii) a corporation, a limited liability company or a partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Purchaser shall acquire the Shares in this Offering in the ordinary course of business, without any agreement, plan or understanding, directly or indirectly, with any Person to distribute such Shares. Such Purchaser, if a corporation, a limited liability company or a partnership, has the requisite power and authority, to enter into and to consummate the transactions contemplated by the Agreements and otherwise to carry out its obligations under the Agreements. The purchase by such Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement, when executed and delivered by such Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         5.6. RESTRICTIVE LEGEND. Such Purchaser understands that the certificates evidencing the Shares will bear the following legends when issued:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES, OR "BLUE SKY," LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND RESALE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS."

         In addition, the Purchasers acknowledge that each certificate for Shares shall bear any additional legend required by any other applicable domestic or foreign securities or blue sky laws.

         The Company will direct its transfer agent and registrar to maintain stop transfer instructions on record for the Shares until it has been notified by the Company, upon the advice of counsel, that such instructions may be waived consistent with the Securities Act and applicable domestic and foreign securities laws. Such stop transfer instructions will limit the method of sale or transfer of the Shares, consistent with Rule 144 or other available exemptions from registration under the Securities Act. Any transfers other than pursuant to a registration statement under the Securities Act will require an opinion of counsel reasonably satisfactory to the Company and its counsel prior to such transfers.

         5.7. NO GOVERNMENTAL REVIEW. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Shares or the contents of the Offering Document.

         5.8. RESIDENCY. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on the Subscription Agreement.

         5.9. INVESTMENT INTENT. Such Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof; provided, however, that by making the representations herein, such Purchaser is not prohibited from selling or otherwise disposing of any of such Purchaser's Shares in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement. Such Purchaser understands and agrees that the Shares have not been registered under the Securities Act by reason of the exemption from the registration provisions of the Securities Act contained in Rule 506 of Regulation D and Section 4(2) of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations, warranties and covenants as expressed herein, which are being relied upon by the Company and the Placement Agent.

         5.10. NO MANIPULATION. Neither such Purchaser nor, to such Purchaser's knowledge, any of its directors, officers, managers, subsidiaries, controlling persons or other affiliates has taken, or presently plans to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, under the Exchange

                  Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. Since the time of becoming aware of the Offering, such persons have not engaged in any (i) "short sales" (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, any such transaction that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Shares or (ii) hedging transaction which establishes a net short position with respect to the Shares.

                                    SECTION 6

                 CONDITIONS TO PURCHASERS' OBLIGATIONS TO CLOSE

         The obligation of each Purchaser to close the Offering is subject to the fulfillment, as of the date of Closing, of the following conditions, any of which may be waived by each such Purchaser:

         6.1. REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties by the Company contained herein qualified as to materiality shall be true and correct (in light of such qualification(s)) and those not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date.

         6.2. COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

         6.3. NO INJUNCTION. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any Governmental Authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated by the Agreements.

         6.4. NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been restricted or suspended by the Commission, Nasdaq or any other market or exchange where such Common Stock is traded (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

         6.5 ADVERSE CHANGES. Since the date of this Agreement, no event which has had or could reasonably be expected to have a Material Adverse Change shall have occurred.

         6.6. LITIGATION. No Proceeding shall have been instituted or threatened against the Company that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         6.7. COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company executed by the President of the Company, dated as of the Closing, certifying to the fulfillment of the conditions specified in Section 6 of this Agreement.

         6.8. SECRETARY'S CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company executed by an officer of the Company, dated as of the Closing, certifying (i) resolutions adopted by the Board of Directors of the Company authorizing the execution of the Agreements, the issuance of the Shares, the filing of the Registration Statement, and the transactions contemplated hereby; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended, and copies of the third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by the Agreements; and (iii) such other documents relating to the transactions contemplated by the Agreements as the Purchasers may reasonably request.

         6.9. OPINION OF COUNSEL. At the Closing, the Purchasers and the Placement Agent shall have received the opinion of Alston & Bird LLP, as counsel to the Company, dated as of Closing, in the form set forth below to the effect that:

                  (a) The Company is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets and properties and to enter into and perform its obligations under this Agreement, the Subscription Agreement, the Registration Rights Agreement and the other documents and agreements to be executed by the Company in connection with the Closing (collectively, the "Operative Documents");

                  (b) The execution, delivery and performance by the Company of each of the Operative Documents to which the Company is a party have been duly authorized by the Company;

                  (c) No consent or other action by, or filing or registration with, any Governmental Authority is required for (i) the execution and delivery by the Company of the Operative Documents, (ii) the offer, sale, and issuance of the Shares in accordance with the Operative Documents, (iii) the performance by the Company of its obligations under the Operative Documents, except such as may be required (a) in connection with the registration under the Securities Act of the Shares pursuant to the Registration Rights Agreement (including any filing with the National Association of Securities Dealers, Inc.), (b) under the "blue sky" or securities laws of any jurisdiction in connection with the purchase and sale or resale of the Shares; (c) to provide notice and application to list or quote the Shares on Nasdaq (and with any other national securities exchange or automated quotation system or market on which the Common Stock is then traded, listed or quoted), (d) to satisfy the disclosure requirements of the Exchange Act, and the disclosure requirements of Item 701 of SEC Regulation S-K, and (v) to file a Form D and a Form 8-K in respect of the sale and issuance of the Shares with the Commission (collectively, the "Required Approvals").

                  (d) Neither the execution and delivery of this Agreement or the other Operative Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby (including the issuance, sale and delivery of the Shares), nor compliance by the Company with any of the provisions hereof or thereof, will (i) constitute or result in a default under, or require any consent pursuant to any contract or permit of the Company listed on Schedule A to the opinion, (ii) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company, or any federal or state law, rule or regulation known to such counsel of any court or federal, state or other regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or business, or (iii) conflict with or constitute a default under any judgment, writ, decree or order known to such counsel to be applicable by its terms to the Company;

                  (e) Each of this Agreement, Subscription Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company;

                  (f) When issued to a Purchaser against payment therefor in accordance with the Agreement and other Operative Documents, each Share will be duly and validly authorized and issued, fully paid and nonassessable;

                  (g) To the knowledge of such counsel, there is no action, suit, investigation or proceeding pending or threatened against the Company or any of its properties or assets by or before any court, arbitrator or Governmental Authority, department, commission, board, bureau, agency or instrumentality, which questions the validity of the Agreement or any action taken or to be taken pursuant hereto or thereto;

                  (h) The Company is not an "investment company" or required to register as an investment company as such term is defined in the 1940 Act and the SEC's rules and regulations thereunder; and

                  (i) Assuming the accuracy of the Purchasers' representations and warranties in Section 5 of this Agreement, the accuracy of the Company's representations and warranties in Sections 3.8 and 3.9 of this Agreement, and the Company's and the Purchasers' satisfaction of their respective covenants hereunder, the offer, sale and issuance of the Shares, as contemplated by the Agreements is exempt from the registration requirements under Section 5 of the Securities Act.

         Such opinions may be subject to such assumptions, qualifications and limitations as are customary. Without limiting the foregoing, such counsel (i) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States and the relevant corporate act of the State where the issuer is organized and (ii) may rely, as to matters of fact, to the extent appropriate on representations or certificates of responsible officers of the Company and certificates of public officials.

         6.10 OTHER DOCUMENTS. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by the Agreements as the Purchasers or their counsel may reasonably request.

         6.11. LISTING APPROVALS. The Company shall have obtained any necessary approvals for the listing of the Shares on Nasdaq.

         6.12. REGISTRATION RIGHTS AGREEMENT. The Company and the Purchasers shall have executed, entered into and delivered the Registration Rights Agreement to each such Purchaser.


                                    SECTION 7

                CONDITIONS TO THE COMPANY'S OBLIGATIONS TO CLOSE

         The Company's obligation to close the Offering is subject to the fulfillment as of the date of Closing, of the following conditions, any of which may be waived by the Company:

         7.1. REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers herein shall be true and correct in all material respects on the dates made and on the date of Closing.

         7.2. PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreements to be performed, satisfied or complied with by such Purchaser at or before the Closing.

         7.3. NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any Governmental Authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by the Agreements.

         7.4. RECEIPT OF FUNDS. The Company shall have received the Purchase Price from each of the Purchasers.

                                    SECTION 8
                                  MISCELLANEOUS

         8.1. GOVERNING LAW.

         (a) This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to the conflict of law rules thereof to the extent that the application of the law of another jurisdiction would be required thereby.

         (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement, and this provision shall survive the termination of this Agreement.

         8.2. SURVIVAL. The representations and warranties made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby until the first anniversary date of the Closing.

         8.3. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided that the rights of the Purchasers to purchase the Shares shall not be assignable without the consent of the Company, not to be unreasonably withheld, other than to Affiliates.

         8.4. AMENDMENT AND WAIVER. This Agreement may not be amended or waived except in writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         8.5. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States mail, postage prepaid, by reliable overnight delivery service such as UPS or FedEx, or by facsimile transmission, or otherwise delivered by hand or by messenger, addressed (a) if to any Purchaser, at the Purchaser's address set forth on the Subscription Agreement, or at such other address as such Purchaser shall have furnished to the Company in writing in the manner set forth herein, with a copy to the Purchasers' Counsel listed below, (b) if to any other holder of any shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, with a copy to the Purchasers' Counsel listed below, or (c) if to the Company, one copy should be sent to the Company at the address listed below, in each case with a copy to the Placement Agent at the address also listed below. In the event that any notice or other communication is sent by facsimile transmission to the Company, such transmission shall be followed immediately by overnight delivery to the Company of such notice or other communication.

Company:                                          Placement Agent:

Indus International, Inc..                        C.E. Unterberg, Towbin
3301 Windy Ridge Parkway                          350 Madison Avenue
Atlanta, Georgia 30339                            New York, New York  10017
Attention: Adam Battani                           Attention: Mark G. Hadlock
Facsimile: (770) 989-4488                         Facsimile: (212) 389-8401

with a copy to:                                   with a copy to:

Company Counsel:                                  Placement Agent Counsel:

Alston & Bird LLP                                 Mayer, Brown, Rowe & Maw LLP
One Atlantic Center                               1675 Broadway, Suite 1900
1201 West Peachtree Street                        New York, New York  10019
Atlanta, Georgia  30309-3424                      Attention: Ronald S. Brody
Attention: Scott Ortwein                          Facsimile: (212) 262-1910
Facsimile: 404) 253-8376

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, or if by facsimile transmission, as indicated by the facsimile imprint date.

         8.6. DELAYS OR OMISSIONS; RIGHTS CUMULATIVE. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Purchaser upon any breach or default of the Company under the Agreements shall impair any such right, power or remedy of such Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Purchaser of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Purchaser, shall be cumulative and not alternative.

         8.7. EXPENSES. All fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

         8.8 SUBSCRIPTION AGREEMENT; COUNTERPARTS. Persons may become parties to this Agreement by executing the Subscription Agreement, which may be executed in two or more identical counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Any signature that is delivered by facsimile transmission shall be valid and binding, with the same force and effect as if an original, manually signed counterpart.

         8.9. SEVERABILITY. In the event that any provision of this Agreement is unenforceable, the remaining provisions shall continue in full force and effect.

         8.10. SECTION HEADINGS, ETC. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement. As used herein, any gender shall include all other genders, and the singular shall include the plural and vice versa. The terms "include," "including" and similar terms shall mean include without limitation, whether by enumeration or otherwise.

         8.11. NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and no other person is intended to or shall have any rights hereunder whether as a third party beneficiary or otherwise.

         8.12. INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The obligations of each Purchaser are not conditioned upon the action of any other Purchaser. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of Person, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of the Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

         8.13. FURTHER ASSURANCES; COOPERATION. Each party shall do and perform, and shall cooperate with and assist each other to do or perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of the Agreements and the consummation of the transactions contemplated thereby in a timely manner, and further agrees not to take any actions, or to permit, authorize or direct any of its affiliates to take any actions, that would have the effect of delaying, threatening the success of, or preventing in any way the transactions contemplated by each of the Agreements.

         8.14. PUBLIC STATEMENTS OR RELEASES. Neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Any such public announcement shall not include the name of any Purchaser without the express approval of such Purchaser. Notwithstanding the foregoing, nothing in this Section 8.14 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange or Nasdaq; provided such party,

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to the extent practicable, provides the other parties or their representatives with an opportunity to review and comment on any proposed public announcement before it is made.

         8.15. ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Registration Rights Agreement, the Subscription Agreement and the other Agreements constitute the entire understanding and agreement between the Purchasers and the Company with regard to the subject matter. Except as expressly provided herein, this Agreement, any of the other Agreements or any term hereof may be amended, modified, waived or discharged only by a written instrument signed by the party waiving any term, condition, or right or remedy that benefits it hereunder.





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                                      A-19
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                             SCHEDULE OF INVESTORS

Amaranth L.L.C.
Anno, L.P.
Atlas Equity I, Ltd.
Bald Eagle Fund LTD
Basso Equity Opportunity Holding Fund Ltd.
Basso Multi-Strategy Holding Fund Ltd.
Chestnut Ridge Partners, L.P.
Columbia Acord Fund
Common Fund Hedged Equity Company
Contra Offshore Partners, Ltd.
DKR SoundShore Strategic Holding Fund Ltd.
GW 2001 Fund, L.P.
Iroquois Capital L.P.
Joan Schapiro IRA
Kensington Partners, L.P.
Knott Partners L.P.
Laddcap Value Partners LP
Langley Partners, L.P.
MAIG Partners
Matterhorn Offshore Fund Ltd.
Optimum Small Cap Growth Fund
PCM Partners L.P. II
Paulou Children's Trust DTD 10/15/97
RHP Master Fund, Ltd.
S.A.C. Capital Associates, LLC
SF Capital Partners Ltd.
Shoshone Partners, LLP
Smithfield Fiduciary LLC
Smart Schapiro Money Purchase Plan
STG Capital Fund Ltd.
STG Capital Partners (AP) LP
TCMP(3) Partners
Truk International Fund, LP
Truk Opportunity Fund, LLC
Turkel Partners, LP
UT Technology Fund, Ltd.
UT Technology Partners I, L.P.
UT Technology Partners II, L.P.
Vertical Ventures, LLC
Wanger US Smaller Companies
Weber Capital Partners, L.P.